     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2005

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       CABOT MICROELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                       36-4324765
  (State or other jurisdiction                  (I.R.S. Employer Identification
of incorporation or organization)                            Number)


       870 NORTH COMMONS DRIVE                                60504
           AURORA, ILLINOIS                                 (Zip Code)
(Address of Principal Executive Offices)


                           SECOND AMENDED AND RESTATED
          CABOT MICROELECTRONICS CORPORATION 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               William S. Johnson
                   Vice President and Chief Financial Officer
                       CABOT MICROELECTRONICS CORPORATION
                             870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                    (Name and address, of agent for service)

                                 (630) 375-6631
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of Securities to       Amount to be      Proposed Maximum      Proposed Maximum        Amount
be Registered)               Registered (1)    Offering Price per    Aggregate Offering      of Registra-
                                               Share (2)             Price (2)               tion Fee (3)
Common Stock                 3,000,000         $31.485               $94,455,000.00          $11,117.35
par value $.001 per
share (4)


     (1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices of a share of our common stock, $.001 par value ("Common Stock") as reported on the Nasdaq National Market on March 24, 2005.

     (3) This Registration Statement registers additional shares of our Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement Nos. 333-34272 and 333-82680 are currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

     (4) Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of March 24, 2000 and amended September 29, 2000 ("Preferred Share Purchase Rights").

          We filed Registration Statement No. 333-34272 with the Securities and Exchange Commission (the "SEC") on April 7, 2000 to register 3,500,000 shares of our Common Stock issuable pursuant to our 2000 Equity Incentive Plan (now known as the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the "Plan")). We registered an additional 3,000,000 shares under the Plan with Registration No. 333-82680 filed with the SEC on February 13, 2002. Registration Statement Nos. 333-34272 and 333-82680 are still effective. We are filing this Registration Statement to register 3,000,000 additional shares of Common Stock issuable pursuant to the Plan.

          The contents of Registration Statement Nos. 333-34272 and 333-82680 are incorporated herein by reference, to the extent not amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents:

     (a) Our Registration Statement on Form S-8 filed on April 7, 2000 (File No. 333-34272).

     (b) Our Registration Statement on Form S-8 filed on February 13, 2002 (File No. 333-82680).

     (c) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed with the SEC on December 8, 2004, which includes our audited financial statements for the fiscal year ended September 30, 2004.

     (d) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 filed with the SEC on February 9, 2005.

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by our Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

     (f) The description of our Common Stock and Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on April 3, 2000.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of our Common Stock subject to our Second Amended and Restated 2000 Equity Incentive Plan have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
4.1           Amended and Restated By-Laws of Cabot Microelectronics Corporation
              (incorporated by reference to Exhibit 3.2 to the Registrant's
              Registration Statement on Form S-1 (No. 333-95093) filed with the
              Commission on March 27, 2000.)

4.2           Form of Amended and Restated Certificate of Incorporation of Cabot
              Microelectronics Corporation (incorporated by reference to Exhibit
              3.3 to the Registrant's Registration Statement on Form S-1 (No.
              333-95093) filed with the Commission on March 27, 2000.)

4.3           Form of Cabot Microelectronics Corporation Common Stock
              Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000.)

4.4           Rights Agreement (incorporated by reference to Exhibit 4.2 to the
              Registrant's Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 4, 2000.)

4.5           Amendment to Rights Agreement (incorporated by reference to
              Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 6, 2000.)

4.6           Second Amended and Restated Cabot Microelectronics Corporation
              2000 Equity Incentive Plan (incorporated by reference to Exhibit
              10.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on December 8, 2004.)

4.7           Form of Second Amended and Restated Cabot Microelectronics
              Corporation 2000 Equity Incentive Plan Non-Qualified Stock Option
              Grant Agreement (directors) (incorporated by reference to Exhibit
              10.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on December 8, 2004.)

4.8           Form of Second Amended and Restated Cabot Microelectronics
              Corporation 2000 Equity Incentive Plan Non-Qualified Stock Option
              Grant Agreement (employees (including executive officers))
              (incorporated by reference to Exhibit 10.3 to the Registrant's
              Annual Report on Form 10-K filed with the Commission on December
              8, 2004.)

5.1           Opinion of Winston & Strawn LLP.

23.1          Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP (Independent Registered
              Public Accounting Firm).

24.1          Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, State of Illinois, on March 30, 2005.

                          CABOT MICROELECTRONICS CORPORATION

                          /s/ William S. Johnson
                          ----------------------------------
                          By:  William S. Johnson
                               Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                               DATE
/s/ William P. Noglows             Chairman of the Board,              March 30, 2005
-------------------------          President and Chief
William P. Noglows                 Executive Officer
                                   (Principal Executive Officer)

/s/  William S. Johnson            Vice President and Chief            March 30, 2005
-------------------------          Financial Officer (Principal
William S. Johnson                 Financial Officer)


/s/ Thomas S. Roman                Corporate Controller                March 30, 2005
-------------------------          (Principal Accounting Officer)
Thomas S. Roman


         *                         Director                            March 30, 2005
-------------------------
Robert J. Birgeneau


         *                         Director                            March 30, 2005
-------------------------
John P. Frazee, Jr.


         *                         Director                            March 30, 2005
-------------------------
H. Laurance Fuller


         *                         Director                            March 30, 2005
-------------------------
Edward J. Mooney


         *                         Director                            March 30, 2005
-------------------------
Steven V. Wilkinson


         *                         Director                            March 30, 2005
-------------------------
Albert Y. C. Yu


*By:  /s/ H. Carol Bernstein
      --------------------------
      H. Carol Bernstein
      As Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
4.1           Amended and Restated By-Laws of Cabot Microelectronics Corporation
              (incorporated by reference to Exhibit 3.2 to the Registrant's
              Registration Statement on Form S-1 (No. 333-95093) filed with the
              Commission on March 27, 2000.)

4.2           Form of Amended and Restated Certificate of Incorporation of Cabot
              Microelectronics Corporation (incorporated by reference to Exhibit
              3.3 to the Registrant's Registration Statement on Form S-1 (No.
              333-95093) filed with the Commission on March 27, 2000.)

4.3           Form of Cabot Microelectronics Corporation Common Stock
              Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000.)

4.4           Rights Agreement (incorporated by reference to Exhibit 4.2 to the
              Registrant's Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 4, 2000.)

4.5           Amendment to Rights Agreement (incorporated by reference to
              Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 6, 2000.)

4.6           Second Amended and Restated Cabot Microelectronics Corporation
              2000 Equity Incentive Plan (incorporated by reference to Exhibit
              10.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on December 8, 2004.)

4.7           Form of Second Amended and Restated Cabot Microelectronics
              Corporation 2000 Equity Incentive Plan Non-Qualified Stock Option
              Grant Agreement (directors) (incorporated by reference to Exhibit
              10.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on December 8, 2004.)

4.8           Form of Second Amended and Restated Cabot Microelectronics
              Corporation 2000 Equity Incentive Plan Non-Qualified Stock Option
              Grant Agreement (employees (including executive officers))
              (incorporated by reference to Exhibit 10.3 to the Registrant's
              Annual Report on Form 10-K filed with the Commission on December
              8, 2004.)

5.1           Opinion of Winston & Strawn LLP.

23.1          Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP (Independent Registered
              Public Accounting Firm).

24.1          Power of Attorney.